LIMITED POWER OF ATTORNEY

	SECURITIES LAW COMPLIANCE




As an
executive officer, director or 10% shareholder of Cell Genesys, Inc. (the
"Company"), I hereby constitute and appoint Herbert P. Fockler,
Lesley
Calhoun and Cavena Wong, each of them, my true and lawful attorney-in-fact and agent to:

(1)	complete and execute such Forms
3, 4 and 5 as such
attorney-in-fact shall in his or her discretion determine to be required or advisable pursuant to Section 16 of the Securities Exchange Act of 1934, as amended, and the rules thereunder, as a consequence of my ownership, acquisition, or disposition of securities of the Company;

(2)	do all
acts necessary in order to file such
forms with the Securities and Exchange
Commission, any securities
exchange or national association, the Company, and any other persons or agencies as such attorney-in-fact shall deem appropriate; and


(3)	take any other action in connection with the
foregoing which, in
the opinion of such attorney-in-fact, may be of benefit to me, legally required by me, or in my best interest.

I acknowledge
that the
foregoing attorneys-in-fact, in serving in such capacity at my request, are not assuming, nor is the Company assuming, any of my responsibilities to comply with Section 16 of the Securities Exchange Act of 1934, as amended.

This Power of Attorney shall remain in full force and effect until I am no longer required to file Forms 3, 4 and 5 with respect to my holdings of and transactions in securities issued by the

Company, unless earlier revoked by me in a signed writing delivered to the attorneys-in-fact.



/s/ Christine B. McKinley

Christine B.
McKinley


Dated:  06/10/2005